Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-147162

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share	156,400,000(1)	$5.75	$899,300,000(1)	$50,181(2)

(1)	Includes 20,400,000 shares of Marshall & Ilsley Corporation common stock that the underwriters have the option to purchase.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 6, 2007)

136,000,000 Shares

Marshall & Ilsley Corporation

Common Stock

We are offering 136,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “MI.” On October 21, 2009, the last reported sale price of our common stock on the NYSE was $6.01 per share.

Our common stock is not a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement to read about factors you should consider before buying our common stock.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$5.75	$782,000,000
Underwriting Discounts and Commissions	$0.23	$31,280,000
Proceeds to Marshall & Ilsley Corporation (before expenses)	$5.52	$750,720,000

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about October 27, 2009.

The underwriters also may purchase up to an additional 20,400,000 shares of common stock within 30 days of the date of this prospectus supplement.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch

Robert W. Baird & Co.

Morgan Keegan & Company, Inc.

Oppenheimer & Co.

Sandler O’Neill + Partners, L.P.

Stifel Nicolaus

Prospectus Supplement dated October 21, 2009

Supplemental Prospectus

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated November 6, 2007, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither we nor any underwriters have authorized anyone to provide you with different information. We are not offering the common stock in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us” and “our” refer to Marshall & Ilsley Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the “SEC”). The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of the offering of the securities (other than, with respect to Current Reports on Form 8-K, information that is deemed not to have been filed in accordance with SEC rules).

The documents listed below are incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report”);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K, filed January 15, 2009, April 28, 2009, May 20, 2009, May 27, 2009 and June 12, 2009;

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•	The definitive Proxy Statement on Schedule 14A filed on March 13, 2009; and

•

The description of our common stock incorporated by reference in Amendment No. 4 to our registration statement on Form 10, filed October 10, 2007 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone: (414) 765-7801

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated herein by reference, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results which are preceded by words such as “expects”, “anticipates” or “believes”. Such statements are subject to important factors that could cause our actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced elsewhere in this prospectus supplement, in Item 1A. Risk Factors, in our 2008 Annual Report and in the other documents incorporated herein by reference. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein, before making a decision about whether to invest in the common stock. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

Marshall & Ilsley Corporation

We are a Wisconsin corporation, a registered bank holding company under the Bank Holding Company Act of 1956 and are certified as a financial holding company under the Gramm-Leach-Bliley Act. As of September 30, 2009, we had consolidated total assets of approximately $58.5 billion and consolidated total deposits of approximately $41.7 billion, making us the largest bank holding company headquartered in Wisconsin. Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of September 30, 2009, consisted of five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

We provide diversified financial services to a wide variety of corporate, institutional, government and individual customers. Our largest affiliates and principal operations are in Wisconsin; however, we have activities in other markets, particularly in certain neighboring Midwestern states, and in Arizona, Nevada and Florida. Our principal activities consist of banking and wealth management services.

Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

Recent Developments

On October 20, 2009 we reported a net loss of $248.4 million in the third quarter of 2009, or $0.68 per share, as compared to net income of $83.1 million, or $0.32 per share, in the third quarter of 2008. Our net interest income on a fully taxable equivalent basis (“FTE”), assuming a Federal income tax rate of 35% and excluding disallowed interest expense, was $394.5 million for the third quarter of 2009, down $4.0 million or 1% compared to the second quarter of 2009. The net interest margin was 2.82%, up 3 basis points from the previous quarter. Our non-interest income was $227.9 million for the third quarter of 2009 compared to $183.8 million for the third quarter of 2008. Our non-interest expense was $409.4 million for the third quarter of 2009 compared to $360.0 million for the third quarter of 2008. Credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $70.3 million for the current quarter versus $20.5 million in the same period last year.

Our provision for loan and lease losses was $578.7 million in the third quarter of 2009 versus $619.0 million in the previous quarter. Net charge-offs for the period were $532.7 million compared to $603.3 million in the second quarter of 2009. The provision for loan and lease losses and net charge-offs associated with certain bank holding company loans were $185.0 million and $157.8 million for the quarter ending September 30, 2009, respectively. At September 30, 2009 the allowance for loan and lease losses was 3.07% of total loans and leases, compared to 2.84% at June 30, 2009 and 2.05% at September 30, 2008.

For the third quarter of 2009, nonperforming loans decreased $166 million from the prior quarter – the first decline in four years. Nonperforming loans and leases were 4.88% (or 3.70%, excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at September 30, 2009, compared to 2.50% at September 30, 2008.

We reported a net loss of $599.3 million, or $1.97 per share, as compared to a net loss of $164.4 million, or $0.63 per share, for the nine months ended September 30, 2009 and 2008, respectively. Our net interest income FTE was $1,201.9 million for the nine months ended September 30, 2009, a decrease of $137.7 million or 10% compared to the nine months ended September 30, 2008. Our non-interest income was $671.7 million for the nine months ended September 30, 2009, an increase of $89.6 million or 15% versus the nine months ended September 30, 2008. Our non-interest expense was $1,170.0 million for the nine months ended September 30, 2009, an increase of $113.8 million or 11% compared to the nine months ended September 30, 2008.

Our consolidated assets and total equity were $58.5 billion and $6.4 billion, respectively, at September 30, 2009, compared to $63.5 billion and $6.5 billion, respectively, at September 30, 2008. Our average loans and leases totaled $47.1 billion for the third quarter of 2009, a decrease of $2.9 billion or 6% compared to the third quarter of 2008. Our average deposits totaled $41.3 billion for the third quarter of 2009, rising $1.6 billion or 4% versus the third quarter of 2008.

The Offering

The following summary contains basic information about our common stock and this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, you should read the section of this prospectus supplement entitled “Description of Capital Stock.”

Common stock we are offering	136,000,000 shares

Common stock outstanding after this offering	504,310,624 shares(1)(2)

Option to purchase additional shares	20,400,000 shares

Use of proceeds after expenses	We intend to use the net proceeds of this offering for general corporate purposes and may contribute some portion of the net proceeds to the capital of our subsidiaries, which will use these contributions for their general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves risks. See “Risk Factors” for a description of certain risks you should consider before investing in our common stock.

NYSE symbol	“MI”

(1)	The number of shares of common stock outstanding immediately after the closing of this offering is based on 368,310,624 shares of common stock outstanding as of September 30, 2009.
(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes shares issuable pursuant to the exercise of the underwriters’ option to purchase additional shares, 42,577,807 shares of common stock subject to outstanding options and issuable under our employee benefit plans and the warrant for the issuance of 13,815,789 shares of common stock held by the U.S. Treasury.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risks described in “Item 1A. Risk Factors” in our 2008 Annual Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our stock price can be volatile, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Our stock price can fluctuate widely in response to a variety of factors, including the factors described elsewhere under the heading “Risk Factors” and the following additional factors:

•	actual or anticipated variations in our quarterly results;

•	changes or contemplated changes in government regulations;

•	unanticipated losses or gains due to unexpected events, including losses or gains on securities held for investment purposes;

•	credit quality ratings;

•	new technology or services offered by our competitors;

•

significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors, the failure to successfully integrate our acquisitions or realize anticipated benefits from our acquisitions;

•	changes in accounting policies or practices;

•	news reports relating to trends, concerns and other issues in the financial services industry;

•	changes in the frequency or amount of dividends or share repurchases;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; and

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent months, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our share price, notwithstanding our operating results. Accordingly, any shares of common stock that you purchase in this offering may in the future trade at a lower price than that at which they were purchased.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests in us.

In connection with our participation in the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program (the “CPP”), we issued 1,715,000 shares of our Senior Preferred Stock, Series B (the “Senior Preferred Stock”) and a warrant representing the right to purchase 13,815,789 shares of our common stock to the U.S. Treasury at an exercise price of $18.62 per share. The market price of our common stock could decline as a result of sales of a large number of shares of common stock acquired upon exercise of the warrant in the market. If the warrant is exercised, the issuance of additional common stock would dilute the ownership interest of our existing shareholders.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock at any time outstanding. On January 15, 2009, we reduced the quarterly dividend on our common stock from $0.32 per share to $0.01 per share.

As of September 30, 2009, 1,715,000 shares of our Senior Preferred Stock were issued and outstanding. Under the terms of the Senor Preferred Stock, our ability to declare or pay dividends on our common stock will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock. In addition, prior to November 14, 2011, unless we have redeemed all of the Senior Preferred Stock or the U.S. Treasury has transferred all of the Senior Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.32 per share, except in limited circumstances.

Furthermore, in an effort to ensure that bank holding companies maintain capital commensurate with their risk profiles, the Federal Reserve Board has issued Supervisory Regulation Letter 09-04, which provides that all bank holding companies should inform the Federal Reserve in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse change to the organization’s capital structure, or materially increasing a dividend. Declaring, paying or increasing a dividend under these circumstances could raise supervisory concerns. In light of our recent financial performance, there can be no assurance that we will continue to be permitted to pay a $0.01 per share quarterly dividend.

We rely on dividends from our subsidiaries for most of our revenue, and our banking subsidiaries hold a significant portion of their assets indirectly.

We are a separate and distinct legal entity from our subsidiaries, and receive substantially all of our revenue from dividends from our subsidiaries. These dividends are the principal source of funds to pay dividends on the our common stock and interest on our debt. The payment of dividends by a banking subsidiary is subject to federal law restrictions and to the laws of the subsidiary’s state of incorporation. Furthermore, a parent company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. Furthermore, our banking and federal savings bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. The Federal Reserve recently released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (ii) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (iii) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Payment of dividends would also be subject to regulatory limitations if any of our banking subsidiaries became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies that are the primary regulators of our banking subsidiaries. “Under-capitalized” is currently defined as having a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a leverage ratio (that is, capital to total consolidated assets) of less than 4.0%. While our banking subsidiaries were in compliance with all regulatory capital requirements and considered to be “well-capitalized” through 2008, there can be no assurance that they will continue to be “well-capitalized” in the future.

We may offer debt securities in the future, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation.

We may offer our debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock, in the future. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock could be adversely affected.

Anti-takeover provisions could negatively impact our shareholders.

Certain provisions of our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws and the Wisconsin Business Corporation Law (the “WBCL”) may delay or make more difficult acquisitions or changes of control of our company not approved by our Board of Directors. These provisions also make it more difficult for third parties to replace our management without the concurrence of our Board of Directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Our real estate loans expose us to increased credit risks.

A substantial portion of our loan and lease portfolio consists of real estate-related loans, including construction and development, commercial and residential mortgage loans, as well as home equity loans and lines of credit (“HELOCs”). At September 30, 2009, construction and development, commercial real estate and residential mortgage loans and HELOC’s represented approximately 30.1%, 13.7%, 11.1% and 10.5%, respectively, of our total loan portfolio of $46.1 billion. As a result, the deterioration in the U.S. real estate markets, along with the deterioration in the U.S. economy as a whole, has led to an increase in non-performing loans and charge-offs, and we have had to increase our allowance for loan and lease losses. In addition, lower property values have resulted in lower values for collateral securing some of these loans. Further deterioration in the commercial or residential real estate markets and in the U.S. economy would increase our exposure to real estate-related credit risk and cause us to further increase our allowance for loan and lease losses, all of which would have a material adverse effect on our financial condition and results of operations.

Various factors may cause our allowance for loan and lease losses to increase.

Our allowance for loan and lease losses represents management’s estimate of probable losses inherent in our loan and lease portfolio. Management evaluates the allowance each quarter to determine that it is adequate to absorb these inherent losses. This evaluation is supported by a methodology that identifies estimated losses based on assessments of individual problem loans and historical loss patterns of homogeneous loan pools. In addition, environmental factors unique to each measurement date are also considered, including economic conditions in certain geographic or industry segments of the loan portfolio, economic trends, risk profile and portfolio composition. The determination of the appropriate level of the allowance for loan and lease losses is highly subjective and requires management to make significant estimates of current credit risks and future trends, all of which may undergo material changes. If actual losses exceed the estimate, the excess losses could adversely affect our net income and capital. Such excess losses may require an increase in the allowance for loan and lease losses. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, many of which are outside of our control, may also require an increase in the allowance for loan and lease losses. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the adequacy of our allowance for loan and lease losses. These agencies may require us to establish additional allowances for loan and lease losses based on their judgment of the information available at the time of their examinations. Any increase in the allowance for loan and lease losses will result in a decrease in net income and capital, and would have a material adverse effect on our financial condition and results of operations. We cannot assure you that we will not sustain losses in excess of our allowance for loan and lease losses or that we will not be required to increase such allowance.

A failure by us to maintain required levels of capital could have a material adverse effect on the Corporation.

Banking regulations require us to maintain adequate levels of capital, in order to support our operations and fund outstanding liabilities. Furthermore, each of our subsidiary banks is required to maintain specific capital levels. If any of the subsidiary banks fails to maintain the required capital levels, the subsidiary banks could be subject to various sanctions by federal regulators that could adversely impact us. Such sanctions could potentially include, without limitation, the termination of deposit insurance by the Federal Deposit Insurance Corporation, limitations on the subsidiary banks’ ability to pay dividends to us and the issuance of a capital directive by a federal regulatory authority requiring an increase in capital.

Our ability and the ability of our subsidiary banks to raise additional capital, if needed, may be impaired by changes and trends in the capital markets that are outside our control. Accordingly, there can be no assurance that we or our subsidiary banks will be able to raise additional capital, if needed on terms acceptable to us or our subsidiary banks.

USE OF PROCEEDS

We intend to use the net proceeds of this offering, estimated to be approximately $750 million (after underwriting discounts and commissions and offering expenses) for general corporate purposes and may contribute some portion of the net proceeds to the capital of our subsidiaries, which will use these contributions for their general corporate purposes.

We may also use a portion of the net proceeds of this offering to repurchase portions of our outstanding indebtedness from time to time in the future, to the extent we determine that market conditions are favorable for doing so. In addition, to the extent that our Board of Directors determines at a future date that it is in the best interests of us and our shareholders, we may elect to repurchase a portion of our Senior Preferred Stock, which repurchase may be funded in whole or in part by the remaining net proceeds of this offering. Any repurchase of our Senior Preferred Stock would be subject to consultation with and approval by our banking regulators. To the extent we seek such approval, there can be no assurance that such approval will be granted.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed and traded on the NYSE under the symbol “MI.” As of September 30, 2009, there were 368,310,624 shares of our common stock outstanding. The following tables set forth for the periods indicated the high and low reported sales prices of our common stock on the NYSE, and the cash dividends declared per share. The information for 2007 has been separated to show the prices prior to and after our separation from Metavante Corporation (which became Metavante Technologies, Inc. following the separation) on November 1, 2007. As a result, the fourth quarter pre-separation prices are through October 31, 2007 only. The post-separation prices are from November 1, 2007 through December 31, 2007.

	High Sale Price	Low Sale Price	Dividends Declared per Share
2009
Fourth Quarter (through October 21, 2009)	$8.51	$5.96	$	N/A
Third Quarter	9.13	4.05		0.01
Second Quarter	10.79	4.57		0.01
First Quarter	13.98	2.98		0.01
2008
Fourth Quarter	24.00	10.98		0.32
Third Quarter	29.97	10.90		0.32
Second Quarter	27.19	15.26		0.32
First Quarter	29.07	20.92		0.31
2007
Fourth Quarter (November 1 - December 31)	42.01	26.04		N/A
Fourth Quarter (October 1 - October 31)	46.17	41.49		0.31
Third Quarter	48.37	40.38		0.31
Second Quarter	51.48	45.62		0.31
First Quarter	49.26	45.33		0.27

On October 21, 2009, the last reported sale price of our common stock on the NYSE was $6.01 per share.

The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination to pay dividends will depend upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and any contractual and regulatory restrictions on the payment of dividends and any other factors our Board of Directors deems relevant. Currently, our ability to declare or pay dividends on shares of our common stock is subject to certain restrictions in the event that we fail to pay or set aside full dividends on the Senior Preferred Stock for all past dividend periods. In addition, we must obtain regulatory approval to pay dividends on our common stock in excess of $0.32 per share.

For the first, second and third quarters of 2009, our Board of Directors declared a dividend of $.01 per share of common stock, which is substantially lower than has been declared and paid in prior quarters. The Federal Reserve recently released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (ii) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (iii) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. Payments of dividends on our common stock may be subject to any preferential rights under any of our preferred stock that may be outstanding from time to time. See “Description of Capital Stock.”

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of our capital stock in this section. This summary does not purport to be complete, and its qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws. Our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws are incorporated by reference as exhibits to our 2008 Annual Report.

Common Stock

Authorized and Outstanding Shares. As of September 30, 2009, our authorized common stock was 700,000,000 shares. As of September 30, 2009, we had issued and outstanding 368,310,624 shares. The shares of our common stock offered by this prospectus supplement will be validly issued, fully paid and non-assessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, except to the extent that the voting power of shares held by any person in excess of 20% of the voting power in the election of directors may be limited (in voting on any matter) to one-tenth of the full voting power of those shares under Section 180.1150 of the WBCL. The holders of common stock are not entitled to cumulative voting rights. The WBCL and our Amended and Restated By-Laws require a plurality of all votes cast at a meeting at which a quorum is present to elect directors. Our Board of Directors has adopted Corporate Governance Guidelines that require any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to promptly tender his or her resignation as a director to the Chairman of the Board for consideration by the Board in accordance with the policy. For most other shareholder votes, the WBCL and our Amended and Restated By-Laws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our Restated Articles of Incorporation, as amended, our Amended and Restated By-Laws or the WBCL provide otherwise.

Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock. See “Price Range of Common Stock and Dividends.”

Liquidation. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock.

Other Rights. Except as set forth in any written agreement between us and any shareholder, holders of our common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing. The outstanding shares of our common stock are listed on the NYSE under the symbol “MI.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Wisconsin Law and Certain Articles and By-Laws Provision; Anti-Takeover Measures

Certain provisions of our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws and the WBCL may delay or make more difficult acquisitions or changes of control of our company not approved by our Board of Directors. These provisions may also make it more difficult for third parties to replace our current management without the concurrence of our Board of Directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Size of Board of Directors and Special Meetings. Our Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws provide that our Board will consist of not less than three directors (exclusive of directors, if any, elected by the holders of one or more classes or series of preferred stock pursuant to the restated articles of incorporation applicable thereto), the number of which may be established within such limits by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office; provided, that, the Board of Directors may not decrease the number if the term of any incumbent director would thereby be affected. Except as otherwise provided by the WBCL and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of our shareholders may be called only by the Chief Executive Officer or the President pursuant to a resolution approved by not less than a majority of the Board of Directors or upon the demand, in accordance with the procedures set forth in the Amended and Restated By-Laws, of the holders of record shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposal special meeting. These provisions have the effect of making it difficult for a potential acquirer to gain control of our Board of Directors.

Removal of Directors for “Cause.” Exclusive of directors, if any, elected by holders of one or more classes of preferred stock, holders of common stock may remove a director only for “cause” and then only by a vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting of shareholders called for that purpose. “Cause” is defined solely as malfeasance arising from the performance of a director’s duties which has a materially adverse effect on our business. This provision could deter or discourage a party seeking to obtain control of our business by removing one or more directors from our Board.

Our Restated Articles of Incorporation, as amended, provide that any newly created directorship resulting from an increase in the number of directors and any other vacancy on our Board of Directors, however caused, shall be filled by vote of a majority of the directors then in office, although less than a quorum (or by a sole remaining director). Any director so elected to fill any vacancy in our Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of our shareholders and until his or her successor shall be elected and shall qualify. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Restated Articles of Incorporation, as amended.

Advance Notice of Proposals to be Brought at the Annual Meeting. Pursuant to our Amended and Restated By-Laws, any shareholder who intends to bring business before an annual meeting of shareholders must provide us with notice of such intention, the nature of such proposal, the reasons for conducting such business at the annual meeting and certain information regarding the shareholder bringing the proposal not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could render more difficult or discourage an attempt to obtain control of our company through a proposal brought before an annual meeting of shareholders. We would have to be given advance notice of any such proposal in accordance with our Amended and Restated By-Laws, which notice requirement may discourage the making of such proposal.

Advance Notice of Nominations of Directors. Pursuant to our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide us with notice of such intention, a written consent of the nominee to serve as a director, certain information regarding the proposed nominee and certain information regarding the nominating shareholder not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could deter or discourage a party seeking to obtain control of our company by electing directors to our Board. Any such party would be required to comply with our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws in nominating directors to our Board and such compliance could deter or discourage such party from nominating directors to our Board.

Authorized and Unissued Stock. As of September 30, 2009, our authorized capital consisted of 5,000,000 shares of preferred stock, of which 3,285,000 shares were unissued, and 700,000,000 shares of common stock, of which 326,235,919 shares were unissued. Our Board of Directors has the right to cause us to issue authorized and unissued shares from time to time, without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. The Board’s power to approve the issuance of preferred stock could, depending on the terms of such stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the Board’s existing ability to issue additional shares of our common stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at higher than prevailing market prices. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The Board will make any determination regarding issuance of additional shares based on its judgment as to the best interests of us and our shareholders.

Constituency or Stakeholder Provision. Under Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be in the best interests of M&I, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Anti-Takeover Statutes. Sections 180.1140 to 180.1144 of the WBCL, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the Board of Directors approved the business combination or the transaction in which the person became an interested stockholder. Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date. For purposes of the Wisconsin business combination statutes, a “business combination” includes (a) a merger or share exchange, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the assets or outstanding stock of the corporation or 10% of the corporation’s earning power or income on a consolidated basis, (c) the issuance of stock or rights to purchase stock having an aggregate market value equal to at least 5% of the outstanding stock, unless the stock was issued or transferred pursuant to the exercise of warrants, rights or options or a dividend or distribution made proportionately to all shareholders, (d) the adoption of a plan of liquidation or dissolution and (e) other enumerated transactions involving an interested stockholder if the affect is to increase the proportionate share of the outstanding stock (or securities convertible into stock) of the corporation or its subsidiary beneficially owned by the interested stockholder, and (f) receipt by the interested stockholder of the benefit of a loan, advance, guarantee, pledge or other financial assistance provided by or through the corporation or subsidiary, unless the benefit is received proportionately by all shareholders. Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

A “resident domestic corporation” means a public Wisconsin corporation that, as of the stock acquisition date in question, has:

•	its principal offices located in Wisconsin;

•	significant business operations located in Wisconsin;

•	more than 10% of the holders of record of its stock who are residents of Wisconsin; or

•	more than 10% of its shares held of record by residents of Wisconsin.

We are considered a resident domestic corporation for purposes of these provisions.

Sections 180.1130 to 180.1133 of the WBCL, which are referred to as the Wisconsin fair price statutes, require that “business combinations” involving a “significant shareholder” and a Wisconsin corporation be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, and (2) two-thirds of the votes entitled to be cast by the holders of the voting shares that are not beneficially owned by a “significant shareholder” or an affiliate or associate of a significant shareholder who is a party to the transaction, unless the fair price conditions specified in the statute have been satisfied. This requirement is in addition to any vote that may be required by law or our Restated Articles of Incorporation, as amended. For purposes of the Wisconsin fair price statutes, a “business combination” generally includes a merger or share exchange, or a sale, lease, exchange or other disposition, other than a mortgage or pledge if not made to avoid the fair price statutes and the defensive action restrictions statute (as described below). Under the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

Under Section 180.1150(2) of the WBCL, the voting power of shares of a Wisconsin corporation that are held by any person in excess of 20% of the voting power are limited (in voting on any matter) to 10% of the full voting power of those excess shares, unless otherwise provided in the articles of incorporation or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. This statute is designed to protect corporations against uninvited takeover bids by reducing to one tenth of their normal voting power all shares in excess of 20% owned by an acquiring person. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock. Section 180.1150(3) excludes shares held or acquired under certain circumstances from the application of Section 180.1150(2), including, among others, shares acquired directly from M&I and shares acquired in a merger or share exchange to which we are a party.

Section 180.1134 of the WBCL, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the corporation’s outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares. This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have us repurchase the shareholder’s shares at a premium over the market price. Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Indemnification; Limitation on Liability. Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 of the WBCL are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, we have adopted indemnification provisions in our Amended and Restated By-Laws that closely track the statutory indemnification provisions of the WBCL with certain exceptions. In particular, Section 6.1 of our Amended and Restated By-Laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. As permitted by Section 180.0857 of the WBCL, we have purchased directors’ and officers’ liability insurance that insures our directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Federal Law Restrictions. The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•

within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as us, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding voting stock. If the acquirer is a bank holding company, this approval is required before acquiring 5% of our outstanding common stock. Obtaining “control” over us would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

Description of Senior Preferred Stock, Series B

The following is a brief description of the terms of the Senior Preferred Stock, Series B issued by us pursuant to the Letter Agreement dated November 14, 2008, and the related Securities Purchase Agreement—Standard Terms (the “Securities Purchase Agreement”), between us and the U.S. Treasury. This summary does not purport to be complete, and is qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws. Our Restated Articles of Incorporation, as amended, and our Amended and Restated By-Laws are incorporated by reference as exhibits to our annual report on Form 10-K for the year ended December 31, 2008.

General. Under our Restated Articles of Incorporation, as amended, we have authority to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. Of such number of shares of preferred stock, 1,715,000 shares have been designated as Senior Preferred Stock. On November 14, 2008, we issued 1,715,000 shares of the Senior Preferred Stock, having a liquidation value of $1,000 per share, to the U.S. Treasury under the CPP for proceeds of $1,715,000,000. The Senior Preferred Stock does not have preemptive or subscription rights. The issued and outstanding shares of Senior Preferred Stock are validly issued, fully paid and nonassessable.

Dividends. The Senior Preferred Stock pays cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of the Senior Preferred Stock, and 9% thereafter. For as long as the Senior Preferred Stock is outstanding, no dividends may be declared or paid on shares of junior preferred stock, shares of preferred stock ranking equal to the Senior Preferred Stock, or shares of our Common Stock, nor may we repurchase or redeem any such shares, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Stock are fully paid. Other than under certain circumstances, the consent of the U.S. Treasury is required for any increase in the quarterly dividends per share of our common stock above $0.32 per share or for any repurchases of shares of junior preferred stock or common stock, until the earlier of the third anniversary of the date of issuance of the Senior Preferred Stock and the date the Senior Preferred Stock is redeemed in whole.

Redemption. Under the terms of the original CPP, the Senior Preferred Stock could not be redeemed prior to November 15, 2011 unless: (a) we received aggregate gross proceeds of not less than $428.75 million from one or more qualified equity offerings; and (b) the aggregate redemption price of the Senior Preferred Stock redeemed does not exceed the aggregate net proceeds we received from any such qualified equity offerings. We received $551.8 million in aggregate net proceeds from our June 17, 2009 common stock offering, which met the requirements for a qualified equity offering. As a result, we could redeem Senior Preferred Stock with an aggregate redemption price of up to $551.8 million if we obtain Board of Directors and regulatory approval.

Pursuant to the American Recovery and Reinvestment Act, which was signed into law in February 2009, CPP participants are permitted to redeem the preferred stock issued under the CPP at any time, subject to consultation with the appropriate federal banking agency. However, our Restated Articles of Incorporation contain the redemption restrictions described above. We may seek Board of Directors and shareholder approval in the future to amend the Restated Articles of Incorporation to allow us to redeem the Senior Preferred Stock at any time after consultation with the Federal Reserve Board.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Senior Preferred Stock will not have any voting rights. If the dividends on the Senior Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Senior Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full.

So long as any shares of Senior Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Senior Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Restated Articles of Incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Senior Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of our company;

•

any amendment, alteration or repeal of any provision of our Restated Articles of Incorporation, as amended, so as to adversely affect the rights, preferences, privileges or voting powers of the Senior Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Senior Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Senior Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Senior Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Senior Preferred Stock, taken as a whole.

To the extent of the voting rights of the Senior Preferred Stock, each holder of Senior Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Senior Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Senior Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Senior Preferred Stock to effect the redemption.

Warrant

As a condition to participating in the CPP, we issued and sold to the U.S. Treasury a warrant to purchase 13,815,789 shares of our common stock, at an initial per share exercise price of $18.62, for an aggregate purchase price of approximately $257,250,000. The term of the warrant is ten years. The warrant is not subject to any contractual restrictions on transfer, provided that the U.S. Treasury may only transfer a portion or portions of the warrant with respect to, or exercise the warrant for, more than one-half of the initial warrant shares prior to the earlier of (a) the date on which we have received aggregate gross proceeds of at least $1,715,000,000 from one or more qualified equity offerings, and (b) December 31, 2009. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in us receiving aggregate gross proceeds equal to at least $1,715,000,000, then the number of warrant shares will be reduced to 50% of the original number of warrant shares. The warrant provides for the adjustment of the exercise price and the number of warrant shares issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our common stock, and upon certain issuances of our common stock at or below a specified price range relative to the initial exercise price. Pursuant to the Securities Purchase Agreement, the U.S. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of our common stock and, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain, regardless of source.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes) are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States (and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States) we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Sale, Exchange or Taxable Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a sale, exchange or taxable disposition of our common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment that you maintain in the United States),

•

you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition and certain other conditions exist, or

•

we are or have been a United States real property holding corporation for United States federal income tax purposes at any time during the shorter of the five-year period preceding such disposition and your holding period in the common stock, and you beneficially own, or have owned, more than 5% of the total fair market value of our common stock at any time during the five-year period preceding such disposition.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments, and

•	the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold the common stock should consider whether an investment in our common stock would be consistent with the documents and instruments governing the plan and diversification and prudence requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (“Plan” or “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) that we or our affiliates may provide to ERISA plans. The acquisition or holding of shares of our common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless shares of our common stock are acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of common stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration.

Each purchaser or holder of shares of our common stock or any interest therein, and each person making the decision to purchase or hold shares of our common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in shares of our common stock to the date on which the purchaser disposes of its interest in shares of our common stock, that such purchaser and holder, by its purchase or holding of shares of our common stock or any interest therein that (a) its purchase and holding of shares of our common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of shares of our common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of shares of our common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of shares of our common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of shares of our common stock. Each purchaser and holder of shares of our common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of shares of our common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of our common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. Incorporated	68,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,800,000
Robert W. Baird & Co. Incorporated	5,440,000
Morgan Keegan & Company, Inc.	5,440,000
Oppenheimer & Co. Inc.	5,440,000
Sandler O’Neill & Partners, L.P.	5,440,000
Stifel, Nicolaus & Company, Incorporated	5,440,000

Total	136,000,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.138 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 20,400,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Paid by Marshall & Ilsley Corporation
	No Exercise	Exercise
Per share	$0.23	$0.23
Total	$31,280,000	$35,972,000

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $250,000.

Our shares of common stock are listed on the NYSE under the symbol “MI.”

We and our executive officers and directors have agreed for a period of 90 days from the date of this prospectus supplement not to offer, sell, contract to sell or otherwise dispose of shares of common stock, securities convertible into or exchangeable for, or that represent the right to receive, shares of common stock without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Our agreement does not prohibit us from issuing shares of common stock (i) pursuant to our dividend reinvestment and cash investment plan; (ii) pursuant to employee or director benefit plans, including, without limitation, stock option and restricted stock plans, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the prospectus supplement; or (iii) securities that may be issued in connection with the acquisition of a business or other entity by us or any of our subsidiaries; provided that the aggregate number of shares of common stock offered, sold, contracted to sell or otherwise disposed of pursuant to this clause (iii) does not exceed, when calculated on a fully diluted basis (assuming any securities convertible into common stock have been converted pursuant to the terms thereof), 10% of the total number of issued and outstanding shares of common stock as of September 30, 2009, calculated on a fully diluted basis, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The agreements of our executive officers and directors do not prohibit (i) bona fide gifts, provided that, except in the case of charitable gifts, the donee or donees thereof agree to be bound in writing by the applicable transfer restrictions and (ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the person or his or her immediate family, provided that the transferee agrees to be bound in writing by the applicable transfer restrictions. In addition, certain of our executive officers may make dispositions of shares of our common stock to us in amounts sufficient to cover tax withholding obligations that may arise in connection with the payment or vesting of share-based compensation. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over allotment option. The underwriters can close out a covered short sale by exercising the over allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over allotment option. The underwriters may also sell shares in excess of the over allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

From time to time, the underwriters or their affiliates have provided, and may in the future provide, commercial, financial advisory or investment banking services to us and our subsidiaries for which they have received and will receive customary compensation.

We and the underwriters have agreed to indemnify or contribute payments to each other against certain liabilities, including liabilities under the Securities Act.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE SHARES

The validity of the shares of common stock offered hereby and certain legal matters will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin and certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP from time to time has represented us on various matters and may do so in the future.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Marshall & Ilsley Corporation’s Annual Report on Form 10-K and the effectiveness of Marshall & Ilsley Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

offered by

MARSHALL & ILSLEY CORPORATION

Marshall & Ilsley Corporation may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

The principal executive offices of Marshall & Ilsley Corporation are located at 770 North Water Street, Milwaukee, Wisconsin 53202, and the telephone number is (414) 765-7801.

We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “MI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated November 6, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “M&I,” “we,” “our” or “us” mean Marshall & Ilsley Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room. You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information contained on our website is not a part of this prospectus.

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Old Marshall & Ilsley’s (as defined below) annual report on Form 10-K for the year ended December 31, 2006;

•	Old Marshall & Ilsley’s quarterly report on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007;

•

Old Marshall & Ilsley’s current reports on Form 8-K dated January 12, 2007, February 9, 2007, April 3, 2007, April 24, 2007, April 26, 2007, July 2, 2007, July 8, 2007, August 10, 2007, August 31, 2007, October 5, 2007, and October 25, 2007;

•	Marshall & Ilsley’s current report on Form 8-K dated November 1, 2007; and

•

The description of our common stock incorporated by reference in Amendment No. 4 to our registration statement on Form 10, filed August 10, 2007 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone: (414) 765-7801

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the applicable prospectus supplement which are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include: (1) statements made in Old Marshall & Ilsley’s annual report on Form 10-K for the year ended December 31, 2006 under Item 1, Business, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, including, without limitation, statements with respect to internal growth plans, projected revenues, margin improvement, future acquisitions, capital expenditures and adequacy of capital resources; (2) statements included or incorporated by reference in our future filings with the SEC; and (3) information contained in written material, releases and oral statements issued by, or on behalf of, us including, without limitation, statements with respect to projected revenues, costs, earnings and earnings per share. Forward-looking statements also include statements regarding the intent, belief or current expectation of M&I and its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.

All forward-looking statements included or incorporated by reference in this prospectus and the applicable prospectus supplement are based on information available to us as of the date of this prospectus or the applicable prospectus supplement. We do not undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus, the applicable prospectus supplement or otherwise. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a material difference to occur include, but are not limited to, the factors listed in Item 1A, Risk Factors, of Old Marshall & Ilsley’s annual report on Form 10-K for the year ended December 31, 2006.

MARSHALL & ILSLEY CORPORATION

Marshall & Ilsley Corporation, incorporated in Wisconsin in 2007, is a registered bank holding company under the Bank Holding Company Act of 1956 and is certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999. On November 1, 2007, we completed a corporate reorganization in connection with the separation of our data services subsidiary, Metavante Corporation, from the organization. As part of this transaction, old Marshall & Ilsley Corporation, which we refer to as “Old Marshall & Ilsley,” was separated into two publicly traded companies, us and Metavante Technologies, Inc. WPM, L.P., a limited partnership organized by Warburg Pincus Private Equity IX, L.P., a global private equity investment fund managed by Warburg Pincus LLC, acquired 25% of the outstanding common stock of Metavante Technologies, Inc. in exchange for a $625 million investment in Metavante Technologies, Inc. We received a contribution of approximately $1.665 billion in cash from Metavante Technologies, Inc. and Old Marshall & Ilsley received $982 million from Metavante Corporation as repayment of debt owed to it as part of this separation.

Immediately following the cash contribution by Metavante Technologies, Inc., the shareholders of Old Marshall & Ilsley received three shares of our common stock and one share of Metavante Technologies, Inc. common stock in respect of every three shares of Old Marshall & Ilsley common stock held by the shareholders. Through this distribution, the shareholders of Old Marshall & Ilsley received in the aggregate common stock equal to 100% of the outstanding shares of our common stock and 75% of the outstanding shares of Metavante Technologies, Inc. common stock.

As a result of this transaction, we acquired 100% of the outstanding membership interests of Old Marshall & Ilsley, which was converted to a Wisconsin limited liability company and renamed “M&I LLC.” M&I LLC is an interim bank holding company and will continue to own all of the outstanding capital stock of the organization’s banking and non-banking subsidiaries. Through this corporate reorganization, we have become the new top-tier bank holding company for the organization. We were renamed “Marshall & Ilsley Corporation” and are the registrant for SEC reporting purposes.

As of June 30, 2007, Old Marshall & Ilsley had consolidated total assets of approximately $58.3 billion and consolidated total deposits of approximately $35.0 billion, making us the largest bank holding company headquartered in Wisconsin. Our pro forma total assets as of June 30, 2007 were $55.8 billion and our pro forma consolidated total deposits as of June 30, 2007 were $35.2 billion. Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of November 1, 2007, included five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System has determined to be closely related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Our primary business consists of banking, which includes accepting deposits, making loans and providing other services such as residential and commercial mortgage banking, cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers. Our other businesses include wealth management, which consists of trust services, private banking and brokerage services, as well as a capital markets group, insurance services and commercial leasing.

Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our principal source of funds to pay dividends on our capital stock and interest on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations restrict the amount of dividends our subsidiaries may pay to us. Our subsidiaries are not obligated to make required payments on our debt or other securities. Accordingly, our rights and the rights of holders of our debt and other securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank and savings association subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:

•	debt reduction or debt refinancing, including the refinancing of our outstanding commercial paper;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and non-bank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Old Marshall & Ilsley’s consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated and our Consolidated ratio of earnings to Fixed charges on a pro forma basis for the period ended June 30, 2007. For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits.

	Pro Forma Six Months Ended June 30, 2007	Historical Six Months Ended June 30, 2007	Years Ended December 31,
			2006	2005	2004	2003	2002
Ratio of earnings to fixed charges:
Excluding interest on deposits	2.62x	2.57x	2.73x	3.28x	4.24x	3.71x	3.27x
Including interest on deposits	1.70x	1.65x	1.68x	2.05x	2.64x	2.46x	2.17x

DESCRIPTION OF M&I SENIOR AND SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our senior debt securities and subordinated debt securities, which are sometimes referred to in this section as “debt securities.” The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under a senior indenture between us and The Bank of New York, as trustee, dated as of November 5, 2007. The subordinated debt securities will be issued under a subordinated indenture dated November 5, 2007 between us and The Bank of New York, as trustee. Copies of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have summarized the material terms and provisions of the indentures in this section. You should read the indentures for provisions that may be important to you.

The indentures under which the debt securities will be issued do not limit the amount of debt which we or our subsidiaries may incur.

Terms of the Securities

The debt securities will not be secured by any of our assets. The indentures do not limit the amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. The indentures do not limit the principal amount of any particular series of debt securities. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate to the prior payment in full of any of our senior indebtedness.

Each prospectus supplement will specify the particular terms of the debt securities offered. These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of debt securities of that series;

•	the date or dates on which the debt securities will mature;

•	the interest rate or rates of the debt securities, if any, and the date or dates from which interest will accrue;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	any remarketing or extension features of the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any mandatory or optional sinking fund or similar provisions applicable to the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the terms on which the debt securities may be repayable before final maturity;

•	the portion of the principal amount payable upon acceleration of maturity;

•	events of default;

•	if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable;

•

whether the debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the debt securities.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the debt securities.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special United States federal income tax or other information relating to original issue discount securities.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate to all of our senior indebtedness. Senior indebtedness includes any of our obligations to our creditors, other than:

•	any of our obligations that expressly provide that they are not senior indebtedness; and

•	any subordinated debt securities issued under the subordinated indenture.

If we fail to pay principal, premium or interest on any of our senior indebtedness when the payment is due and payable, then, unless and until the default is cured or waived or ceases to exist, we will not make, or agree to make, any direct or indirect payment of principal, premium or interest on the subordinated debt securities. We will pay all senior indebtedness, including any interest that accrues after any of the following proceedings begin, in full before we make any payment or distribution to any holder of any of the subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any voluntary or involuntary proceeding relating to our liquidation, dissolution or other winding-up;

•	any assignment we make for the benefit of creditors; or

•	any other marshalling of our assets.

If any of the above events occur, we will pay any payment or distribution which would otherwise, not taking into account the subordination provisions, be payable or deliverable in respect of the subordinated debt securities directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest which accrues after the commencement of any such proceedings, has been paid in full. If the trustee or any holder of any subordinated debt security receives any payment or distribution under the subordinated debt securities in contravention of any of the terms of the subordination provisions, the payment or distribution will be received in trust for the benefit of and will be paid to the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all of the senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness. Our obligations with respect to the subordinated debt securities of any series will be equal to our obligations with respect to subordinated debt securities of each other series.

Limitations on Disposition or Issuance of Stock of Certain Subsidiaries

Under the senior indenture we may not, and may not permit a subsidiary to, sell, assign, transfer or otherwise dispose of or issue any shares of stock of any subsidiary or any securities convertible into stock of any subsidiary which is:

•	a subsidiary bank whose assets constitute 10% or more of the total assets of all subsidiary banks, which is referred to below as a principal constituent bank; or

•	a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank.

However, we or any of our subsidiaries may dispose of or issue stock of any subsidiary or any securities convertible into stock of any subsidiary under the following circumstances:

•	when acting in a fiduciary capacity for any other person;

•	to us or any of our wholly owned subsidiaries; or

•	the merger or consolidation of a principal constituent bank with and into any other bank that is our subsidiary.

In addition, we may sell, assign, transfer, otherwise dispose of or issue shares of stock of a principal constituent bank or a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•	to qualify a person as a director; or

•	to comply with a court or regulatory authority order or as a condition imposed by a court or regulatory authority in order for us to acquire any other corporation or entity.

We may also dispose of or issue shares of stock or any securities convertible into stock of a principal constituent bank or sell stock or any securities convertible into stock of any subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•

the sale, assignment, transfer, other disposition or issuance is for fair market value (as determined by our board of directors) and, after giving effect to such disposition and to any potential dilution, if applicable, we and our wholly owned subsidiaries will own directly not less than 80% of the stock of such principal constituent bank or subsidiary; or

•

a principal constituent bank sells or issues additional shares of stock to its shareholders at any price, so long as immediately after the sale, we own at least as great a percentage of the principal constituent bank’s stock as we owned prior to the sale or issuance of additional shares.

The senior indenture does not restrict the sale or other disposition of non-bank subsidiaries. The subordinated indenture does not contain the restrictions described above.

Limitations on Liens

Under the senior indenture, we may not, and may not permit any subsidiary bank to, incur any lien upon any shares of stock of any subsidiary bank without securing the senior debt securities then outstanding under the senior indenture equally and ratably with the lien. The subordinated indenture does not contain this limitation.

Limitations on Acquisitions

Under the senior indenture, we may not acquire stock of any corporation and we may not acquire substantially all of the assets and liabilities of any corporation, unless, immediately after the acquisition, we would be in full compliance with the senior indenture. The subordinated indenture does not contain this limitation.

Events of Default

Senior Debt Securities. The following will be events of default under the senior indenture with respect to senior debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and the failure continues for 30 days;

•	our failure to deposit any sinking fund payment for any debt security of that series when due;

•

our failure to perform any other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	the occurrence of certain events in bankruptcy, insolvency or reorganization involving us or a principal constituent bank; and

•	any other event of default regarding that series of debt securities.

If an event of default in connection with any outstanding series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of senior debt securities of that series.

Subordinated Debt Securities. An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•

our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Modification and Waiver

Each indenture provides that, subject to certain exceptions, modifications and amendments to that indenture may be made by us and the trustee with the consent of the holders of 66-2/3% of the principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity of the principal of or any installment of principal or interest on, any debt security;

•	reduce the principal amount, the premium or interest on any debt security;

•	change the place of payment or currency in which any debt security or any principal, premium or interest on that debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•

reduce the percentage of the principal amount of debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults under the indenture; or

•	in the case of the subordinated indenture, modify the provisions of the indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

In certain circumstances, we may enter into supplemental indentures with respect to each indenture without the consent of holders of any outstanding debt securities to evidence a merger, the replacement of the trustee or for other specified purposes.

The holders of at least 50% of the principal amount of the outstanding debt securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority of the principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of principal, or any premium or interest payable on any debt security of that series or of a provision which under the applicable indenture cannot be modified or amended, without the consent of each affected holder.

Consolidation, Merger and Sale of Assets

Under each of the indentures, we may not consolidate with or merge into, and we may not transfer substantially all of our assets as an entirety to, any entity, unless:

•	the successor corporation assumes our obligations on the debt securities and under the indentures;

•	there is no event of default (or, in the case of the subordinated indenture, no default);

•	after notice or lapse of time, there is no event that occurred and is continuing that would become an event of default (or default); and

•	certain other conditions are met.

Registration and Transfer

Each series of the debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities issued in certificated form will be issued in integral multiples of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Our subsidiary, M&I Marshall & Ilsley Bank, will initially serve as paying agent. Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal, interest and premiums, if any, on fully registered debt securities at the office of the paying agent in Milwaukee, Wisconsin. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered.

No Protection in the Event of a Highly Leveraged Transaction

The indentures do not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Unless and until a global security is exchanged in whole or in part for individual certificates in definitive form which evidence the debt securities represented by a global security, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Additional Provisions

Subject to certain limitations, we may in certain circumstances set any day as the record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, waiver or other action as provided or permitted by the indentures.

The trustee has the duty to act with the required standard of care during default. The trustee is not otherwise obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the trustee reasonable indemnification. The indentures provide that the holders of a majority of the principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a debt security of any series will have any right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default or default regarding the holder’s series of debt securities;

•

the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request, and offered reasonable indemnification to the trustee, to institute a proceeding for remedy;

•	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities; and

•	the trustee has failed to institute the proceeding within 60 days after receipt of such request.

However, the holder of any debt security will have an absolute right to receive payment of principal, premium and any interest on such debt security on the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

Satisfaction and Discharge

Each indenture provides that we will be discharged from certain of our obligations under that indenture relating to the outstanding debt securities of a series if we deposit with the trustee funds sufficient for payment of all principal, premium, interest and additional amounts, if any, on those debt securities when due. In that event, holders of those debt securities will only be able to look to the trust fund for payment of the principal, premium and interest on their debt securities until maturity.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

Each indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

Reports to the Trustee

We are required to furnish the trustee an annual statement regarding whether we are in default under the indentures.

The Trustee

We or our affiliates may be customers of, or engage in transactions with, or perform services for, the trustee and its affiliates in the ordinary course of business. Because debt securities issued under the senior and subordinated indentures do not rank equally with each other, upon a default under one of the indentures, the trustee would have a conflicting interest if debt securities were outstanding under the other indenture. As a result, the trustee may be required to resign as trustee of one of the indentures and we may be required to appoint a successor trustee.

DESCRIPTION OF COMMON STOCK

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated articles of incorporation and our amended and restated by-laws, each as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our restated articles of incorporation and our amended and restated by-laws for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Authorized and Outstanding Shares. As of November 1, 2007, our authorized common stock, par value $1.00 per share, was 700,000,000 shares. From these authorized shares, we had issued and outstanding              shares. Shares of our common stock, when issued against full payment of their purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, except to the extent that the voting power of shares held by any person in excess of 20% of the voting power in the election of directors may be limited (in voting on any matter) to one-tenth of the full voting power of those shares under Section 180.1150 of the WBCL. The holders of common stock are not entitled to cumulative voting rights. The WBCL and our amended and restated by-laws require a plurality of all votes cast at a meeting at which a quorum is present to elect directors. For most other shareholder votes, the WBCL and our amended and restated by-laws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our restated articles of incorporation, our amended and restated by-laws or the WBCL provide otherwise.

Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock.

Liquidation. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock.

Other Rights. Except as set forth in any written agreement between us and any shareholder, holders of our common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing. The outstanding shares of our common stock are listed on the New York Stock Exchange under the symbol “MI.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Wisconsin Law and Certain Articles and By-Laws Provision; Anti-Takeover Measures

Certain provisions of our restated articles of incorporation and our amended and restated by-laws and the WBCL may delay or make more difficult acquisitions or changes of control of M&I not approved by our board of directors. These provisions may also make it more difficult for third parties to replace our current management without the concurrence of our board of directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Size and Classification of Board of Directors. Our restated articles of incorporation and amended and restated by-laws provide that our board will consist of not less than three directors (exclusive of directors, if any, elected by the holders of one or more classes or series of preferred stock pursuant to the restated articles of incorporation applicable thereto), the number of which may be established within such limits by resolution adopted by the affirmative vote of a majority of the entire board of directors then in office; provided, that, the board of directors may not decrease the number if the term of any incumbent director would thereby be affected. Except as otherwise provided by the WBCL and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of our shareholders may be called only by the Chief Executive Officer or the President pursuant to a resolution approved by not less than a majority of the board of directors or upon the demand, in accordance with the procedures set forth in an amended and restated by-laws, of the holders of record of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposal special meeting. These provisions have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

Removal of Directors for “Cause.” Exclusive of directors, if any, elected by holders of one or more classes of preferred stock, holders of common stock may remove a director only for “cause” and then only by a vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting of shareholders called for that purpose. “Cause” is defined solely as malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of M&I. This provision could deter or discourage a party seeking to obtain control of M&I by removing one or more directors from our board.

Our restated articles of incorporation provide that any newly created directorship resulting from an increase in the number of directors and any other vacancy on our board of directors, however caused, shall be filled by vote of a majority of the directors then in office, although less than a quorum (or by a sole remaining director). Any director so elected to fill any vacancy in our board of directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of our shareholders and until his or her successor shall be elected and shall qualify. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the restated articles of incorporation.

Advance Notice of Proposals to be Brought at the Annual Meeting. Pursuant to our amended and restated by-laws, any shareholder who intends to bring business before an annual meeting of shareholders must provide M&I with notice of such intention, the nature of such proposal, the reasons for conducting such business at the annual meeting and certain information regarding the shareholder bringing the proposal not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could render more difficult or discourage an attempt to obtain control of M&I through a proposal brought before an annual meeting of shareholders. M&I would have to be given advance notice of any such proposal in accordance with our amended and restated by-laws which notice to M&I may discourage the making of such proposal.

Advance Notice of Nominations of Directors. Pursuant to our restated articles of incorporation and our amended and restated by-laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide M&I with notice of such intention, a written consent of the nominee to serve as a director, certain information regarding the proposed nominee and certain information regarding the nominating shareholder not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could deter or discourage a party seeking to obtain control of M&I by electing directors to our board. Any such party would be required to comply with our restated articles of incorporation and amended and restated by-laws in nominating directors to our board and such compliance could deter or discourage such party from nominating directors to our board.

Authorized and Unissued Stock. As of November 1, 2007, our authorized capital consisted of 5,000,000 shares of preferred stock, all of which are unissued, and 700,000,000 shares of common stock, of which shares were unissued. Our board of directors has the right to cause us to issue authorized and unissued shares from time to time, without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. The board’s power to approve the issuance of preferred stock could, depending on the terms of such stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the board’s existing ability to issue additional shares of our common stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at higher than prevailing market prices. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The board will make any determination regarding issuance of additional shares based on its judgment as to the best interests of us and our shareholders.

Constituency or Stakeholder Provision. Under Section 180.0827 of the WBCL, in discharging his or her duties to M&I and in determining what he or she believes to be in the best interests of M&I, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Anti-Takeover Statutes. Sections 180.1140 to 180.1144 of the WBCL, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the board of directors approved the business combination or the transaction in which the person became an interested stockholder. Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date. For purposes of the Wisconsin business combination statutes, a “business combination” includes (a) a merger or share exchange, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the assets or outstanding stock of the corporation or 10% of the corporation’s earning power or income on a consolidated basis, (c) the issuance of stock or rights to purchase stock having an aggregate market value equal to at least 5% of the outstanding stock, unless the stock was issued or transferred pursuant to the exercise of warrants, rights or options or a dividend or distribution made proportionately to all shareholders, (d) the adoption of a plan of liquidation or dissolution and (e) other enumerated transactions involving an interested stockholder if the affect is to increase the proportionate share of the outstanding stock (or securities convertible into stock) of the corporation or its subsidiary beneficially owned by the interested stockholder, and (f) receipt by the interested stockholder of the benefit of a loan, advance, guarantee, pledge or other financial assistance provided by or through the corporation or subsidiary, unless the benefit is received proportionately by all shareholders. Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

A “resident domestic corporation” means a public Wisconsin corporation that, as of the stock acquisition date in question, has:

•	its principal offices located in Wisconsin;

•	significant business operations located in Wisconsin;

•	more than 10% of the holders of record of its stock who are residents of Wisconsin; or

•	more than 10% of its shares held of record by residents of Wisconsin.

We are considered a resident domestic corporation for purposes of these provisions.

Sections 180.1130 to 180.1133 of the WBCL, which are referred to as the Wisconsin fair price statutes, require that “business combinations” involving a “significant shareholder” and a Wisconsin corporation be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, and (2) two-thirds of the votes entitled to be cast by the holders of the voting shares that are not beneficially owned by a “significant shareholder” or an affiliate or associate of a significant shareholder who is a party to the transaction, unless the fair price conditions specified in the statute have been satisfied. This requirement is in addition to any vote that may be required by law or our restated articles of incorporation. For purposes of the Wisconsin fair price statutes, a “business combination” generally includes a merger or share exchange, or a sale, lease, exchange or other disposition, other than a mortgage or pledge if not made to the avoid the fair price statutes and the defensive action restrictions statute (as described below). Under the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

Under Section 180.1150(2) of the WBCL, the voting power of shares of a Wisconsin corporation that are held by any person in excess of 20% of the voting power are limited (in voting on any matter) to 10% of the full voting power of those excess shares, unless otherwise provided in the articles of incorporation or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. This statute is designed to protect corporations against uninvited takeover bids by reducing to one-tenth of their normal voting power all shares in excess of 20% owned by an acquiring person. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock. Section 180.1150(3) excludes shares held or acquired under certain circumstances from the application of Section 180.1150(2), including, among others, shares acquired directly from M&I and shares acquired in a merger or share exchange to which M&I is a party.

Section 180.1134 of the WBCL, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the corporation’s outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares. This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have M&I repurchase the shareholder’s shares at a premium over the market price. Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Indemnification; Limitation on Liability. Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 of the WBCL are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, we have adopted indemnification provisions in our amended and restated by-laws that closely track the statutory indemnification provisions of the WBCL with certain exceptions. In particular, Section 6.1 of our amended and restated by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. As permitted by Section 180.0857 of the WBCL, we have purchased directors’ and officers’ liability insurance that insures our directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Federal Law Restrictions. The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•

within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as M&I, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding voting stock. If the acquirer is a bank holding company, this approval is required before acquiring 5% of our outstanding common stock. Obtaining “control” over M&I would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

DESCRIPTION OF PREFERRED STOCK

The following information describes the general terms and provisions of our preferred stock. This information may not be complete in all respects and is qualified entirely by reference to our restated articles of incorporation with respect to each series of preferred stock. Our restated articles of incorporation are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred stock. This information relates to terms and conditions that apply to the preferred stock as a class. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

Authorized Preferred Stock

As of November 1, 2007, our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $1.00 per share, of which no shares of preferred stock were issued and outstanding.

General

Under our restated articles of incorporation, the preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, the board is authorized to determine the terms of any series of preferred stock, including:

•	designation;

•	number of shares;

•	voting rights;

•	dividend rights;

•	liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

Thus, the board, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of M&I; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank

Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting

The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

Under Wisconsin law, regardless of whether a class or a series of shares is granted voting rights by the terms of our restated articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over M&I) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•

any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange

The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights

The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our restated articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title

M&I, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”

Transfer Agent and Registrar

Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•

the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•

the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

CERTAIN ERISA CONSIDERATIONS

The discussion of ERISA set forth below is general in nature and is not intended to be all-inclusive. Fiduciaries of ERISA plans, governmental plans, church plans or other entities whose assets include plan assets subject to ERISA, Section 4975 of the Internal Revenue Code or substantially similar federal, state or local laws should consult with their legal advisors regarding the consequences of an investment in the securities.

General

A fiduciary of an employee benefit plan, or any entity deemed to hold “plan assets” of such a plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Internal Revenue Code of 1986, as amended, prohibit a wide range of transactions involving, on the one hand, the assets of an employee benefit plan subject to ERISA or the assets of a plan subject to Section 4975 of the Internal Revenue Code (including individual retirement accounts, individual retirement annuities and Keogh plans) or any entity in which such plan invests whose assets are deemed “plan assets” (referred to as “ERISA plan”) and, on the other hand, persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified persons,” within the meaning of the Internal Revenue Code). We refer to these transactions as “prohibited transactions.” If not covered by a statutory or administrative exemption, prohibited transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.

Governmental plans and certain church plans (each as defined under ERISA and the Internal Revenue Code, as applicable) are not subject to the prohibited transaction rules. Such plans may, however, be subject to substantially similar federal, state or local laws or regulations. Any fiduciary of a governmental or church plan considering an investment in the securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Prohibited Transactions

We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) that we or our affiliates may provide to ERISA plans. Therefore, an investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person or entity who is, or who is acquiring the securities for, or on behalf of an ERISA plan must determine that the acquisition and holding of the securities will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the securities.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to an ERISA plan which is investing in the securities (collectively referred to as the “ERISA investor exemptions”) include:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

The securities may not be acquired by any person or entity that is, or who in acquiring the securities is using the assets of, an ERISA plan unless the purchase and holding of securities by such ERISA plan is not a prohibited transaction or is eligible for, and satisfies all requirements of one of the ERISA investor exemptions or another applicable exemption. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan shall be deemed to constitute a representation by such person or entity that the acquisition and holding of the securities is not a prohibited transaction or that it is eligible for and satisfies all requirements required for, exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of the securities. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, a governmental or church plan shall be deemed to constitute a representation by such person or entity to us that the acquisition and holding of the securities are not prohibited by any federal, state or local laws or regulations applicable to such plan.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. We understand that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our restated articles of incorporation or the applicable indenture, deposit agreement or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our restated articles of incorporation or the relevant indenture, deposit agreement or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture, deposit agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of M&I, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Old Marshall & Ilsley’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

136,000,000 Shares

Marshall & Ilsley Corporation

Common Stock

Prospectus Supplement

October 21, 2009

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

Robert W. Baird & Co.

Morgan Keegan & Company, Inc.

Oppenheimer & Co.

Sandler O’Neill + Partners, L.P.

Stifel Nicolaus